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                                  EXHIBIT 3.2

                     AMENDMENT TO ARTICLES OF INCORPORATION

                                       OF

                      NEW DIRECTIONS MANUFACTURING, INC.,

                    A NEVADA CORPORATION, DATED MAY 29, 1997
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             CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION
                (AFTER PAYMENT OF CAPITAL OR ISSUANCE OF STOCK)

                                       OF

                       NEW DIRECTIONS MANUFACTURING, INC.

     The President and the Secretary of NEW DIRECTIONS MANUFACTURING, INC. certify:

 1. Article V of Articles of Incorporation of this Corporation is amended to read as follows:

                                       V.

  The Members of the Governing Board of this Corporation are styled as directors and there are three (3) in number and the names and address of the first Board of Directors is as follows:

Donald A. Metke       9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117
Jack Horner, Jr.      9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117
Sean F. Lee           9030 W. Sahara, Suite 152, Las Vegas, Nevada, 89117

  2. The foregoing Amendment of the Articles of Incorporation has been duly approved by the Board of Directors.

  3. The foregoing Amendments of the Articles of Incorporation has been duly approved by the required vote of shareholders in accordance with Section 78.390 of the Nevada Revised Statutes. The total number of outstanding shares of the Corporation is 5,916,960. The number of shares voting in favor of the Amendment equaled or exceeded the vote required. The percentage vote required was more than fifty percent (50%).


 /s/ Donald A. Metke                   /s/ Jack Horner, Jr.
-------------------------              -----------------------------
Donald A. Metke, President             Jack Horner, Jr.,  Secretary

State of California   )
                      )      ss
County of Maricopa    )

  On ______________, personally appeared before me, a Notary Public, personally appeared Donald A. Metke and Jack Horner, Jr., personally known to me (or proven to me on the basis of satisfactory evidence) to be the persons whose names are subscribed to the within instrument and acknowledged to me that they executed the same in their authorized capacity, and that their signature on the instrument, the person, or the entity upon behalf of which the person acted, executed the instrument.


                                         /s/  Maryann M. Livingston
                                         -----------------------------
WITNESS my hand and official seal.            Signature of Notary